UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2006

T REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	0-49782	52-2140299
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	877-888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 4, 2005, our wholly owned subsidiary, TREIT-University Heights, LP, entered into an agreement, or the Agreement, for the sale of the University Heights property in San Antonio, Texas to Adler Realty Investments, Inc., or Adler, an unaffiliated third party, for a total sales price of $8,200,000. We owned a 100% interest in the University Heights property through our subsidiary.

On December 14, 2005, we, through our subsidiary entered into an amendment to the Agreement, or Amendment No. 1, that extended the inspection period to December 20, 2005. On December 15, 2005, we entered into a second amendment, or Amendment No. 2, to amend certain leasing commissions and to provide for additional escrow funds related to a lease guaranty. On January 13, 2006, we executed an acknowledgment letter, or Acknowledgement, to extend the close of escrow to February 21, 2006. On January 27, 2006, we entered into a third amendment to the Agreement, or Amendment No. 3, with Adler’s successors in interest, ARI University Heights LP, et al, or ARI, unaffiliated third parties, wherein ARI agreed to waive any and all contingencies and/or conditions precedent to closing and both parties agreed to a closing date of January 31, 2006.

On January 31, 2006, we sold the University Heights property to ARI for a total sales price of $8,200,000. We sold the property pursuant to the plan of liquidation approved by our shareholders on July 27, 2005. A property disposition fee of $246,000, or 3% of the total sales price, was paid to Triple Net Realty, Inc., or Realty, of which 75% was passed through to Triple Net Properties, LLC, our Advisor, pursuant to an agreement between our Advisor and Realty. Sales commissions of $246,000, or 3% of the total sales price, were also paid to unaffiliated brokers. Upon closing, we also made a disbursement payment to our Advisor of $1,800 for certain previously incurred management fees.

The above descriptions of the Agreement, Amendment Nos. 1, 2, and 3, and the Acknowledgement are qualified in their entirety by the terms of: (i) the Agreement filed as Exhibit 10.1 to our Form 8-K Current Report filed on November 8, 2005; and (ii) Amendment No. 1, Amendment No. 2, the Acknowledgement, and Amendment No. 3, attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, of this Report.

Item 9.01 Financial Statements and Exhibits.

(b) Financial Statements

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K/A no later than 71 days after the deadline for filing this Form 8-K.

(d) Exhibits

10.1 Amendment No. 1, Agreement for Purchase and Sale of Real Property and Escrow Instructions, effective December 14, 2005, by and between TREIT-University Heights, LP and Adler Realty Investments, Inc.

10.2 Amendment No. 2, Agreement for Purchase and Sale of Real Property and Escrow Instructions, effective December 15, 2005, by and between TREIT-University Heights, LP and Adler Realty Investments, Inc.

10.3 Acknowledgement of Extended Closing Date, effective January 13, 2006, by and between Adler Realty Investments, Inc. and TREIT-University Heights, LP.

10.4 Third Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions entered into January 27, 2006 by and between TREIT-University Heights, LP and ARI University Heights, LP, University Heights Held, LLC, University Heights Lukens, LLC, and University Heights Vandever, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T REIT, Inc.

February 3, 2006	By:	/s/ Jack R. Maurer

Name: Jack R. Maurer
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1, Agreement for Purchase and Sale of Real Property and Escrow Instructions, effective December 14, 2005, by and between TREIT-University Heights, LP and Adler Realty Investments, Inc.
10.2	Amendment No. 2, Agreement for Purchase and Sale of Real Property and Escrow Instructions, effective December 15, 2005, by and between TREIT-University Heights, LP and Adler Realty Investments, Inc.
10.3	Acknowledgement of Extended Closing Date, effective January 13, 2006, by and between Adler Realty Investments, Inc. and TREIT-University Heights, LP.
10.4	Third Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions entered into January 27, 2006 by and between TREIT-University Heights, LP and ARI University Heights, LP, University Heights Held, LLC, University Heights Lukens, LLC, and University Heights Vandever, LLC.